SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

__________________

FORM 8-K
__________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 25, 2012

__________________

URSTADT BIDDLE PROPERTIES INC.

(Exact Name of Registrant as Specified in Charter)

__________________

STATE OF MARYLAND (State or Other Jurisdiction of Incorporation)	1-12803 (Commission File Number)	04-2458042 (I.R.S. Employer Identification No.)

321 Railroad Avenue, Greenwich, CT (Address of Principal Executive Offices)	06830 (Zip Code)

(203) 863-8200
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former address, if Changed Since Last Report)

__________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□         Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

□         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Pursuant to the underwriting agreement (the “Underwriting Agreement”), dated October 17, 2012, between Urstadt Biddle Properties Inc. (the “Company”) and BMO Capital Markets Corp., as representative of the several underwriters listed on Schedule I thereto (the “Underwriters”), previously reported on a Form 8-K filed on October 22, 2012, the Company granted the Underwriters a 30-day overallotment option to purchase up to an additional 675,000 shares of the Company’s 7.125% Series F Cumulative Redeemable Preferred Stock, par value $0.01 per share (the “Option Shares”). On October 25, 2012, BMO Capital Markets Corp, as representative of the Underwriters, notified the Company of the Underwriters’ exercise in full of the overallotment option. In connection with the offering, Miles & Stockbridge P.C. has provided the Company with an opinion regarding the legality of 4,500,000 Firm Shares, as defined in the Underwriting Agreement, for which the offering was completed on October 24, 2012, and the Option Shares. A copy of the opinion is attached to this Current Report on Form 8-K as Exhibit 5.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a)	Not applicable
(b)	Not applicable
(c)	Not applicable
(d)	The following exhibit is filed as part of this report:
Exhibit 5.1	Opinion of Miles & Stockbridge P.C. as to the legality of the Firm Shares and the Option Shares.
Exhibit 23.1	Consent of Miles & Stockbridge P.C. (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

URSTADT BIDDLE PROPERTIES INC.
(Registrant)

DATE: October 30, 2012	By: /s/ John T. Hayes John T. Hayes Senior Vice President & Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
Exhibit 5.1	Opinion of Miles & Stockbridge P.C. as to the legality of the Firm Shares and the Option Shares.
Exhibit 23.1	Consent of Miles & Stockbridge P.C. (included in Exhibit 5.1).